UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 27, 2010
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

205 E. Chicago Boulevard, Tecumseh, MI  49286
 (Address of principal executive offices)

(517) 423-8373
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

United Bancorp, Inc.'s (the "Company") annual meeting of shareholders was held on April 27, 2010. At that meeting, the shareholders voted on three matters:

•	the election of two directors constituting Class I of the Board of Directors, to serve for three years until the 2013 Annual Meeting of Shareholders and upon the election of their successors;

•	approval of an advisory proposal to approve the Company’s executive compensation practices as disclosed in the Proxy Statement; and

•	approval of the Company’s Stock Incentive Plan of 2010.

Two nominees for director stood for election at the meeting.  The nominees were elected as directors by the following votes:

Election of Directors	Votes Cast
All nominees for director were elected:	For	Withheld	Broker Non-Votes
James D. Buhr	2,916,117	208,230	815,427
James C. Lawson	2,817,052	307,295	815,427

The shareholders approved the advisory proposal to approve the Company’s executive compensation practices as disclosed in the Proxy Statement by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
3,175,741	565,118	198,915	--

The shareholders approved the Company’s Stock Incentive Plan of 2010 by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
2,285,894	651,351	187,102	815,427

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancorp, Inc. (Registrant)
By:

Date: April 29, 2010	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer